STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

2D NANOCOLOR CORP.

2D Nanocolor Corp. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is 2D Nanocolor Corp.

2. The date of filing of the certificate of incorporation of the corporation with the Delaware Secretary of State was April 20, 2015.

3. The Certificate of Incorporation is hereby amended to change the name of the corporation. To accomplish the foregoing Paragraph First of the certificate of incorporation is amended to read as follows:

"FIRST: The name of the corporation is 3D Nanocolor Corp."

4. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on this 14th day of January, 2016.

[signature]

Francis Knuettel II, Chief Financial Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "3D NANOCOLOR CORP.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2016, AT 11:45 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5731691 8100
SR# 20162320789

Authentication: 202154876
Date: 04-15-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 04/15/2016
FILED 11:45 AM 04/15/2016
SR 20162320789 - File Number 5731691

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

3D NANOCOLOR CORP.

3D NANOCOLOR CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is 3D NANOCOLOR CORP.

2. The date of the filing of the Corporation's original Certificate of Incorporation with the Secretary of State was April 20, 2015.

3. This Amended and Restated Certificate of Incorporation has been duly adopted by the directors of the Corporation with approval by the Corporation's stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law and the Board of Directors, with the stockholders' approval, has resolved that the Certificate of Incorporation of the Corporation be deleted and replaced in its entirety with this Amended and Restated Certificate of Incorporation.

4. The text of the Corporation's Amended and Restated Certificate of Incorporation is set forth in full on Exhibit A annexed hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on this 14th day of April 2016.

3D NANOCOLOR CORP.

By: ______________________
Name: Francis Knuettel II
Title: Chief Financial Officer

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

3D NANOCOLOR CORP.

FIRST: The name of this Corporation is 3D NANOCOLOR CORP.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite # 101, in the City of Dover, County of Kent, Delaware, 19904; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. Classes and Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000). The classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1. Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"); and

2. Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

B. Blank Check Powers. The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

FIFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its

stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SIXTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

SEVENTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "3D NANOCOLOR CORP.", CHANGING ITS NAME FROM "3D NANOCOLOR CORP." TO "CROWN ELECTROKINETICS CORP.", FILED IN THIS OFFICE ON THE SIXTH DAY OF OCTOBER, A.D. 2017, AT 2:36 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5731691 8100
SR# 20176514128

Authentication: 203367351
Date: 10-09-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:36 PM 10/06/2017
FILED 02:36 PM 10/06/2017
SR 20176514128 - File Number 5731691

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

3D NANOCOLOR CORP.

3D Nanocolor Corp. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is 3D Nanocolor Corp.

2. The date of filing of the certificate of incorporation of the corporation with the Delaware Secretary of State was April 20, 2015.

3. The Certificate of Incorporation is hereby amended to change the name of the corporation. To accomplish the foregoing Paragraph First of the certificate of incorporation is amended to read as follows:

   "FIRST: The name of the corporation is Crown Electrokinetics Corp."

4. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on this 5th day of October, 2017.

[signature]

Francis Knuettel II, Chief Financial Officer